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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1994 Directors' Stock Option Plan of our reports dated February 17, 1995, (a) with respect to the consolidated financial statements of Varco International, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission, and (b) with respect to the schedule included therein, filed as an exhibit thereto.

                              /s/ Ernst & Young LLP



Orange County
August 16, 1995